Exhibit 5.1

9 January 2023	Our Ref: MRC/SCT/B4480-H24905

Bilibili Inc.

c/o Walkers Corporate Limited

190 Elgin Avenue

George Town

Grand Cayman KY1-9008

Cayman Islands

Dear Sir or Madam

Bilibili Inc.

We have acted as Cayman Islands legal advisers to Bilibili Inc. (the “Company”) in connection with the Registration Statement (as defined in Schedule 1), filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, relating to the offering by the Company of American depositary shares (the “ADSs”) representing the Company’s class Z ordinary shares of a par value of US$0.0001 each (the “Class Z Ordinary Shares”). We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this opinion nor upon matters of fact or the commercial terms of the transactions the subject of this opinion.

Based upon the examinations and assumptions stated herein and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualification set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.

The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands.

Walkers (Hong Kong)

滙嘉律師事務所 (香港)

15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

T +852 2284 4566 F +852 2284 4560 www.walkersglobal.com

1England and Wales; 2BVI; 3Cayman Islands; 4New South Wales (Australia); 5Ireland; 6Victoria (Australia); 7Bermuda

WALKERS	Page 2

2.

The authorised share capital of the Company is currently US$1,000,000 divided into 10,000,000,000 shares comprising of (i) 100,000,000 Class Y Ordinary Shares of a par value of US$0.0001 each, (ii) 9,800,000,000 Class Z Ordinary Shares of a par value of US$0.0001 each and (iii) 100,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors of the Company may determine in accordance with Article 9 of the Memorandum and Articles (as defined in Schedule 1).

3.

The issue and allotment of the Class Z Ordinary Shares pursuant to the Registration Statement has been duly authorised. When allotted, issued and fully paid for as contemplated in the Registration Statement and when appropriate entries have been made in the Register of Members of the Company, the Class Z Ordinary Shares to be issued by the Company will be validly issued, allotted, fully paid and non-assessable, and there will be no further obligation on the holder of any of the Class Z Ordinary Shares to make any further payment to the Company in respect of such Class Z Ordinary Shares.

4.

The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects. Such statements constitute our opinion

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Taxation”, “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/S/ WALKERS (HONG KONG)

WALKERS (HONG KONG)

WALKERS	Page 3

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.

The Certificate of Incorporation dated 23 December 2013, the Certificate of Incorporation of Dual Foreign Name dated 7 September 2021, the Eighth Amended and Restated Memorandum and Articles of Association as adopted on 30 June 2022 (the “Memorandum and Articles”), Register of Members, Registers of Directors, Register of Officers and Register of Mortgages and Charges, in each case, of the Company, copies of which have been provided to us by its registered office in the Cayman Islands (together the “Company Records”).

2.	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched on 8 January 2023.

3.

The Register of Writs and other Originating Process of the Grand Court kept at the Clerk of Court’s Office, George Town, Grand Cayman (the “Court Register”), as at 9.00 a.m. Cayman Islands time on 6 January 2023 (the “Search Time”).

4.	A Certificate of Good Standing dated 30 December 2022 in respect of the Company issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

5.	A Certificate of Incumbency dated 30 December 2022 in respect of the Company issued by the registered office of the Company (the “Certificate of Incumbency”).

6.

A copy of executed written resolutions of the board of directors of the Company dated 4 January 2023 (the “Board Resolutions”) and copies of the written resolutions of the members of the Company dated 27 February 2018 (the “Shareholder Resolutions”, and together with the Board Resolutions, the “Resolutions”).

7.	The Company’s registration statement on Form F-3 (the “Registration Statement”).

8.	Copies of the following:

(a)

draft equity underwriting and notes exchange agreement to be dated 9 January 2023 in respect of the issue by the Company of the Notes entered into between the Company as issuer and Goldman Sachs (Asia) L.L.C. as underwriter (the “Equity Underwriting and Notes Exchange Agreement”); and

(b)	the deposit agreement dated 27 March 2018 between the Company, Deutsche Bank Trust Company Americas as depositary and the holders and beneficial owners from time to time of ADSs issued thereunder.

The documents listed in paragraphs 8(a) to 8(b) above inclusive are collectively referred to in this opinion as the “Documents”.

WALKERS	Page 4

SCHEDULE 2

ASSUMPTIONS

1.

The originals of all documents examined in connection with this opinion are authentic. The signatures, representations of signatures, initials and/or seals (as appropriate) on the Documents are genuine and are those of a person or persons given power to execute the Documents under the Resolutions. All documents (including the Documents) purporting to be signed or sealed have been so signed or sealed (as appropriate). All copies are complete and conform to their originals.

2.	The Memorandum and Articles reviewed by us are the Memorandum and Articles of Association of the Company that are in effect on the date hereof.

3.	The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.

4.

There are no records of the Company (other than the Company Records), agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us which restrict the powers and authority of the Directors of the Company in any way or which would affect any opinion given herein.

5.

The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each Director, or by or on behalf of each member in respect of the member resolutions, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

6.	The Resolutions remain in full force and effect and have not been revoked or varied.

7.	The conversion of any shares in the capital of the Company will be effected via legally available means under Cayman Islands law.

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SCHEDULE 3

QUALIFICATION

1.

Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act (as amended) of the Cayman Islands on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.